                                                                 Exhibit 5(b)

                                   AMENDMENT NO. 1
                                         TO
                        MASTER INVESTMENT ADVISORY AGREEMENT


     This Amendment dated as of ___________________, 1998, amends the Master Investment Advisory Agreement (the "Agreement"), dated ________________, 1998, between AIM Special Opportunities Funds, a Delaware business trust and A I M Advisors, Inc., a Delaware corporation.

                                W I T N E S S E T H:

     WHEREAS, the parties desire to amend the Agreement to a new portfolio, the AIM Mid Cap Opportunities Fund;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                      APPENDIX A
                                          TO
                         MASTER INVESTMENT ADVISORY AGREEMENT
                                          OF
                           AIM SPECIAL OPPORTUNITIES FUNDS

     The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                            AIM MID CAP OPPORTUNITIES FUND

NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
First $ 1 billion. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.00%
Over $ 1 billion . . . . . . . . . . . . . . . . . . . . . . . . . . . . 0.95%


                           AIM SMALL CAP OPPORTUNITIES FUND


NET ASSETS                                                           ANNUAL RATE
----------                                                           -----------
All assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.00%


     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

Dated: _____________________, 1998

                                        AIM SPECIAL OPPORTUNITIES FUNDS


Attest:                                 By:
       ----------------------------        -------------------------------------
          Assistant Secretary                          President


[SEAL]

                                        A I M ADVISORS, INC.



Attest:                                 By:
       ----------------------------        -------------------------------------
          Assistant Secretary                          President


[SEAL]